CECO ENVIRONMENTAL REPORTS THIRD QUARTER 2022 RESULTS

Strong Orders, Revenue and Income Growth; Updates to 2022 Outlook and Introduces 2023 Outlook

DALLAS (Nov. 7, 2022) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the third quarter of 2022.

Highlights for the Quarter(1)

•
Orders of $101.7 million, up 10 percent; Backlog of $277.7 million, up 27 percent
•
Revenue of $108.4 million, up 36 percent
•
Net income of $1.9 million, up $3.1 million; non-GAAP net income of $7.1 million, up $6.6 million
•
Adjusted EBITDA of $9.2 million, up 156 percent
•
Company increases full year financial outlook; Company introduces full year 2023 financial outlook

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

“We continue to deliver excellent results, highlighted by our third consecutive quarter with orders over $100 million and another quarter of very strong sales and income growth. In the quarter we also strengthened our industrial water position with the acquisition of South Korea-based DS21, and we repurchased more than $2 million of shares,” said CECO Chief Executive Officer, Todd Gleason.

Third quarter operating income was $2.8 million, up $3.4 million when compared to an operating loss of $0.6 million in the third quarter 2021. On an adjusted basis, non-GAAP operating income was $7.3 million, up $5.5 million when compared to $1.8 million in the third quarter of 2021. Net income was $1.9 million in the quarter, up $3.1 million compared to a net loss of $1.2 million in the third quarter 2021. Non-GAAP net income was $7.1 million, up $6.6 million compared to $0.5 million in the third quarter 2021. Adjusted EBITDA was $9.2 million, up 156 percent compared to $3.6 million in the third quarter 2021. The Company repurchased $2.2 million of shares in the third quarter as part of the previously announced $20 million share repurchase program.

“Our year-to-date results have been fantastic with orders growth of approximately 39 percent, backlog up 27 percent and revenue growth up more than 33 percent through three quarters. We expect that our near record backlog of approximately $278 million, coupled with the four strategic acquisitions we have completed in 2022, will support continued top-line and bottom-line growth and advanced leadership positions in our focus markets,” added Gleason.

Company Financial Outlook: Increases Full Year 2022 and Introduces Full Year 2023

The Company updated its expected full year 2022 guidance to reflect revenue to exceed $410 million, up over 25 percent year over year and its expected full year 2022 adjusted EBITDA to exceed $39 million, up more than 50 percent year over year.

The Company introduces its expected full year 2023 guidance of $450 to $475 million in revenue, up approximately 13 percent at the midpoint year over year and its expected full year adjusted EBITDA of between $45 and $48 million, up approximately 19 percent at the midpoint year over year.

“We are in excellent position to maintain double digit top-line and bottom-line growth as we exit 2022 and enter 2023. We expect our ongoing investments in growth and operational excellence programs, coupled with our programmatic M&A, will continue to transform CECO and yield sustainable results and shareholder value,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the third quarter 2022 financial results. Please visit the Investor Relations portion of the website (www.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by dialing 888-346-4547 (Toll-Free) within the U.S., or +1-412-317-5251 (Toll-Required) outside the U.S.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by dialing 877-344-7529 (Toll-Free) within the U.S., or +1-412-317-0088 (Toll-Required) outside the U.S. and entering access code 9288150.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser or Gary Guyton

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	(unaudited) September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$35,188	$29,902
Restricted cash	1,026	2,093
Accounts receivable, net	89,959	74,991
Costs and estimated earnings in excess of billings on uncompleted contracts	56,775	51,429
Inventories, net	24,740	17,052
Prepaid expenses and other current assets	14,140	10,760
Prepaid income taxes	866	2,784
Total current assets	222,694	189,011
Property, plant and equipment, net	20,260	15,948
Right-of-use assets from operating leases	12,049	10,893
Goodwill	182,365	161,183
Intangible assets – finite life, net	36,095	25,841
Intangible assets – indefinite life	9,346	9,629
Deferred income taxes	505	505
Deferred charges and other assets	2,915	3,187
Total assets	$486,229	$416,197
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$3,303	$2,203
Accounts payable and accrued expenses	100,354	84,081
Billings in excess of costs and estimated earnings on uncompleted contracts	33,871	28,908
Note payable - current	500	—
Income taxes payable	1,799	1,493
Total current liabilities	139,827	116,685
Other liabilities	14,986	14,826
Debt, less current portion	107,034	61,577
Deferred income tax liability, net	9,809	8,390
Operating lease liabilities	9,153	8,762
Total liabilities	280,809	210,240
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,329,751 and 35,028,197 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	343	350
Capital in excess of par value	249,248	252,989
Accumulated loss	(27,595)	(36,715)
Accumulated other comprehensive loss	(21,457)	(12,070)
Total CECO shareholders' equity	200,539	204,554
Non-controlling interest	4,881	1,403
Total shareholders' equity	205,420	205,957
Total liabilities and shareholders' equity	$486,229	$416,197

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share data)	2022	2021	2022	2021
Net sales	$108,414	$79,979	$306,225	$230,551
Cost of sales	75,988	57,254	215,696	158,164
Gross profit	32,426	22,725	90,529	72,387
Selling and administrative expenses	25,166	20,929	66,806	60,894
Amortization and earnout expenses	2,039	1,776	4,939	5,849
Restructuring expenses	—	397	73	655
Acquisition and integration expenses	1,287	219	3,827	357
Executive transition expenses	1,161	—	1,161	29
Income (loss) from operations	2,773	(596)	13,723	4,603
Other income (expense), net	1,276	185	2,754	(1,155)
Interest expense	(1,569)	(722)	(3,489)	(2,152)
Income (loss) before income taxes	2,480	(1,133)	12,988	1,296
Income tax expense	314	63	3,287	813
Net income (loss)	2,166	(1,196)	9,701	483
Non-controlling interest	223	53	579	259
Net income (loss) attributable to CECO Environmental Corp.	$1,943	$(1,249)	$9,122	$224
Earnings per share:
Basic	$0.06	$(0.04)	$0.26	$0.01
Diluted	$0.06	$(0.04)	$0.26	$0.01
Weighted average number of common shares outstanding:
Basic	34,455,657	35,472,298	34,791,129	35,463,279
Diluted	34,871,313	35,472,298	35,035,041	35,729,887

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine months ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net income (loss)	$9,701	$483
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,609	7,373
Unrealized foreign currency loss	2,525	1,531
Fair value adjustment to earnout liabilities	—	500
Earnout payments	(1,007)	(587)
Gain on sale of property and equipment	(7)	(67)
Debt discount amortization	279	304
Share-based compensation expense	2,859	2,466
Bad debt expense	823	456
Inventory reserve expense	115	428
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(15,772)	(7,502)
Costs and estimated earnings in excess of billings on uncompleted contracts	(4,846)	(5,091)
Inventories	(4,620)	(2,172)
Prepaid expense and other current assets	(1,900)	3,448
Deferred charges and other assets	2,311	43
Accounts payable and accrued expenses	17,648	5,655
Billings in excess of costs and estimated earnings on uncompleted contracts	6,567	3,903
Income taxes payable	(51)	(23)
Other liabilities	(2,538)	(916)
Net cash provided by operating activities	19,696	10,232
Cash flows from investing activities:
Acquisitions of property and equipment	(2,367)	(1,740)
Net proceeds from sale of assets	7	533
Net cash paid for acquisitions	(44,900)	—
Net cash used in investing activities	(47,260)	(1,207)
Cash flows from financing activities:
Borrowings on revolving credit lines	73,600	32,100
Repayments on revolving credit lines	(35,900)	(36,900)
Borrowings on long-term debt	11,000	—
Repayments of long-term debt	(2,294)	(2,188)
Deferred financing fees paid	(130)	—
Payments on finance leases and financing liability	(444)	(411)
Earnout payments	—	(823)
Proceeds from employee stock purchase plan and exercise of stock options	169	239
Noncontrolling interest distributions	(1,201)	(107)
Common stock repurchase	(6,558)	(3,745)
Net cash provided by (used in) financing activities	38,242	(11,835)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6,459)	(535)
Net increase (decrease) in cash, cash equivalents and restricted cash	4,219	(3,345)
Cash, cash equivalents and restricted cash at beginning of period	31,995	37,811
Cash, cash equivalents and restricted cash at end of period	$36,214	$34,466
Cash paid (received) during the period for:
Interest	$3,239	$1,609
Income taxes	$3,566	$(2,678)

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended September 30,		Nine months ended September 30,
(in millions, except ratios)	2022	2021	2022	2021
Operating income (loss) as reported in accordance with GAAP	$2.8	$(0.6)	$13.7	$4.6
Operating margin in accordance with GAAP	2.6%	(0.8)%	4.5%	2.0%
Amortization and earnout expenses	2.0	1.8	4.9	5.8
Restructuring expenses	—	0.4	0.1	0.7
Acquisition and integration expenses	1.3	0.2	3.8	0.4
Executive transition expenses	1.2	—	1.2	—
Non-GAAP operating income	$7.3	$1.8	$23.7	$11.5
Non-GAAP operating margin	6.7%	2.3%	7.7%	5.0%

	Three months ended September 30,		Nine months ended September 30,
(in millions, except share data)	2022	2021	2022	2021
Net income (loss) as reported in accordance with GAAP	$1.9	$(1.2)	$9.1	$0.2
Amortization and earnout expenses	2.0	1.8	4.9	5.8
Restructuring expenses	—	0.4	0.1	0.7
Acquisition and integration expenses	1.3	0.2	3.8	0.4
Executive transition expenses	1.2	—	1.2	—
Foreign currency remeasurement	2.5	(0.1)	2.5	1.5
Tax benefit expense of adjustments	(1.8)	(0.6)	(3.1)	(2.1)
Non-GAAP net income	$7.1	$0.5	$18.5	$6.5
Depreciation	0.9	0.8	2.7	2.3
Non-cash stock compensation	1.1	0.9	2.9	2.5
Other (income) expense	(3.8)	(0.1)	(5.3)	(0.3)
Interest expense	1.6	0.7	3.5	2.2
Income tax expense	2.1	0.7	6.4	2.9
Noncontrolling interest	0.2	0.1	0.6	0.3
Adjusted EBITDA	$9.2	$3.6	$29.3	$16.4

Earnings per share:
Basic	$0.06	$(0.04)	$0.26	$0.01
Diluted	$0.06	$(0.04)	$0.26	$0.01

Non-GAAP net income per share:
Basic	$0.21	$0.01	$0.54	$0.18
Diluted	$0.20	$0.01	$0.53	$0.18

	Three months ended September 30,		Nine months ended September 30,
(in millions, except ratios)	2022	2021	2022	2021
Net cash provided by operating activities	$1.0	$6.1	$19.7	$10.2
Earnout payments (within operating activities)	—	0.6	1.0	0.6
Acquisitions of property and equipment	(0.9)	(0.7)	(2.4)	(1.7)
Free cash flow	$0.1	$6.0	$18.3	$9.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus (“COVID-19”), as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.